Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Kansas City Southern:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50517, 33-50519, 33-64511, 333-91993, 333-73122, 333-58250, 333-51854, and 333-91478) and on Form S-3 (Nos. 33-69648, 333-61006 and 333-107573) of Kansas City Southern of our report dated March 19, 2004 with respect to the consolidated balance sheets of Kansas City Southern as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Kansas City Southern. The financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), a 46.6% owned investee company, as of and for the year ended December 31, 2003 and for the year ended December 31, 2001 were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Grupo TFM as of and for the year ended December 31, 2003 and the year ended December 31, 2001, is based solely on the reports of other auditors.

Our report refers to the adoption by the Company of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

/s/ KPMG LLP

Kansas City, Missouri

March 29, 2004

CONSENT OF PRICEWATERHOUSECOOPERS, S.C.

“ We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50517, 33-50519, 33-64511, 333-91993, 333-73122, 333-58250, 333-51854, and 333-91478) and on Form S-3 (Nos. 33-69648, 333-61006 and 333-107573) of Kansas City Southern of our report dated March 19, 2004, relating to the combined and consolidated financial statements of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V., which are included in this Annual Report on Form 10-K.”

Mexico City, March 30, 2004

/s/ PricewaterhouseCoopers, S.C.

/s/ Alberto Del Castillo V. V.

Audit Partner